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                                                                  Exhibit (a)(5)

                                      Logo
                            NORTH COAST ENERGY, INC.
                       Your Partner in Energy Development


                IMPORTANT: THIS OFFER EXPIRES ON JANUARY 31,1997

                                December 20,1996

           TO: HOLDERS OF THE SERIES A 6% CONVERTIBLE PREFERRED STOCK ("SERIES A PREFERRED STOCK") OF NORTH COAST ENERGY, INC. ("NORTH COAST")

 Our communications of the past several months have described changes at North Coast Energy and our plans for improving and enhancing the Company. The improvements that the Board envisions will require significant and often difficult changes and decisions. Perhaps one of the Company's most needed areas of change and improvement is its capital structure which includes two classes of Preferred stock and impacts the Company's cash flow by over $644,000.

 As briefly described in our letter of December 2, 1996, the Board has decided to offer holders of Series A Preferred Stock an improved offer to exchange their Series A Preferred Stock into Common Stock of the Company. The Conversion Offer detailed in the enclosed material provides holders of Series A Preferred Stock the opportunity to exchange each of their shares of Series A Preferred Stock for five (5) shares of North Coast Common Stock compared to the conversion rate of two point three (2.3) shares of Common Stock.

 We have attempted to make the offer and conversion process as clear and simplified as possible. The Company has not engaged a broker to contact you and no broker will be paid on any conversion of shares of Series A Preferred Stock. However, the Conversion Agent, American Stock Transfer and Trust Company (800) 937-5449, the Company, its officers and staff are available to assist you with the conversion process. Our phone number is (216) 425-2330 or
 (800) 645-6427. As described in the Offering Circular, the Conversion Offer includes those shares of Series A Preferred Stock held in Series A Units as well as shares of Series A Preferred Stock held independently by you or in a brokerage account. If you hold your Series A Preferred Stock or Series A Units directly, you need to complete, sign and date the Conversion Notice and Letter of Transmittal and return it with your certificate(s). Please note that if you intend to change any of the current information on the certificate(s) including name(s) or address, you must also complete the special instructions section of the Conversion Notice and Letter of Transmittal and obtain a signature guarantee before you forward your certificate(s). If your shares of Series A Preferred or Series A Units are held in street name (brokerage or similar account) you must notify the broker of your acceptance of the Conversion Offer. If you have lost your certificate(s), please indicate this in the space provided in the Conversion Notice and Letter of Transmittal and immediately return to the Conversion Agent.

 As a reminder, should you decide to participate in this Conversion Offer, you must convert all of the shares of Series A Preferred Stock you hold.

 While the Board believes the Conversion Offer to be an important step in improving the finances and capital structure of the Company, we recognize that this is a personal decision of each holder of Series A Preferred Stock. THE COMPANY WILL NOT SEEK OR OBTAIN AN INDEPENDENT "FAIRNESS OPINION" OR INDEPENDENT VALUATION REGARDING THIS CONVERSION OFFER AND IS NOT MAKING ANY RECOMMENDATION TO HOLDERS OF SERIES A PREFERRED STOCK WHETHER TO ACCEPT OR REJECT THIS CONVERSION OFFER. EACH HOLDER OF SHARES OF SERIES A PREFERRED STOCK SHOULD CAREFULLY REVIEW THE CONVERSION OFFER AND THE APPLICABLE TAX CONSEQUENCES BEFORE DECIDING WHETHER TO CONVERT SUCH SHARES IN CONNECTION WITH THIS CONVERSION OFFER.

 The Conversion Offer is described in the enclosed Offering Circular dated December 20, 1996 and in the accompanying Conversion Notice and Letter of Transmittal. As you will see, a similar offer is also being made to the holders of North Coast's other series of outstanding preferred stock (Series
 B). The Offering Circular includes North Coast's Annual Report on Form 10-K for the year ended March 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and other important information concerning the Conversion Offer and the Company. Please read this material carefully for a full description of the terms and conditions of the Conversion Offer. We encourage you to call and discuss this matter with us (216-425-2330 or 800-645-6427) or the Conversion Agent (800-937-5449) and to review the material carefully.

                 1993 Case Parkway - Twinsburg, Ohio 44087-2343
             (800) 645-6427 - (216) 425-2330 - Fax: (216) 405-3298


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BY TENDERING SHARES PURSUANT TO THE OFFER AND NOT WITHDRAWING THE SAME, EACH
TENDERING HOLDER WILL BE DEEMED TO HAVE WAIVED SUCH HOLDER'S RIGHT TO RECEIVE ANY DIVIDEND WHICH MAY BECOME PAYABLE IN RESPECT OF THE TENDERED SHARES OF SERIES A PREFERRED STOCK SUBSEQUENT TO THE DATE THAT SUCH SHARES ARE TENDERED, EVEN IF SUCH DIVIDEND BECOMES PAYABLE PRIOR TO ACCEPTANCE OF SUCH SHARES BY THE COMPANY.

                                   Sincerely,

                               NORTH COAST ENERGY, INC.

                               Garry Regan
                               Chairman of the Board


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                                      Logo
                            NORTH COAST ENERGY, INC.
                       Your Partner in Energy Development


                IMPORTANT: THIS OFFER EXPIRES ON JANUARY 31,1997

                                December 20,1996

      TO: HOLDERS OF THE SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK ("SERIES B PREFERRED STOCK") OF NORTH COAST ENERGY, INC. ("NORTH COAST")

 Our communications of the past several months have described changes at North Coast Energy and our plans for improving and enhancing the Company. The improvements that the Board envisions will require significant and often difficult changes and decisions. Perhaps one of the Company's most needed areas of change and improvement is its capital structure which includes two classes of Preferred stock and impacts the Company's cash flow by over $644,000.

 The Board has decided to offer holders of Series B Preferred Stock an improved offer to exchange their Series B Preferred Stock into Common Stock of the Company. The Conversion Offer detailed in the enclosed material provides holders of Series B Preferred Stock the opportunity to exchange each of their shares of Series B Preferred Stock for eight (8) shares of North Coast Common Stock compared to the conversion rate of five point seven five (5.75) shares of Common Stock.

 We have attempted to make the offer and conversion process as clear and simplified as possible. The Company has not engaged a broker to contact you and no broker will be paid upon any conversion of shares of Series B Preferred Stock. However, the Conversion Agent, American Stock Transfer and Trust Company (800) 937-5449, the Company, its officers and staff are available to assist you with the conversion process. Our phone number is (216) 425-2330 or
 (800) 645-6427. As described in the Offering Circular, the Conversion Offer includes those shares of Series B Preferred Stock held in Series B Units as well as shares of Series B Preferred Stock held independently by you or in a brokerage account. The Conversion Agent will issue to Unit holders a new certificate representing Series B warrants. If you hold your Series B Preferred Stock or Series B Units directly, and wish to convert, you need to complete, sign and date the Conversion Notice and Letter of Transmittal and return it with your certificate(s). Please note that if you intend to change any of the current information on the certificate(s) including name(s) or address, you must also complete the special instructions section of the Conversion Notice and Letter of Transmittal and obtain a signature guarantee before you forward your certificate(s). If your shares of Series B Preferred Stock or Series B Units are held in street name (brokerage or similar account) you must notify the broker of your acceptance of the Conversion Offer. If you have lost your certificate(s), please indicate this in the space provided in the Conversion Notice and Letter of Transmittal and immediately return it to the Conversion Agent.

 As a reminder, should you decide to participate in this Conversion Offer, you must convert all of the shares of Series B Preferred Stock you hold.

 While the Board believes the Conversion Offer to be an important step in improving the finances and capital structure of the Company, we recognize that this is a personal decision of each holder of Series B Preferred Stock. THE COMPANY WILL NOT SEEK OR OBTAIN AN INDEPENDENT "FAIRNESS OPINION" OR INDEPENDENT VALUATION REGARDING THIS CONVERSION OFFER AND IS NOT MAKING ANY RECOMMENDATION TO HOLDERS OF SERIES B PREFERRED STOCK WHETHER TO ACCEPT OR REJECT THIS CONVERSION OFFER. EACH HOLDER OF SHARES OF SERIES B PREFERRED STOCK SHOULD CAREFULLY REVIEW THE CONVERSION OFFER AND THE APPLICABLE TAX CONSEQUENCES BEFORE DECIDING WHETHER TO CONVERT SUCH SHARES IN CONNECTION WITH THIS CONVERSION OFFER.

 The Conversion Offer is described in the enclosed Offering Circular dated December 20, 1996 and in the accompanying Conversion Notice and Letter of Transmittal. As you will see, a similar offer is also being made to the holders of North Coast's other series of outstanding preferred stock (Series
 A). The Offering Circular includes North Coast's Annual Report on Form 10-K for the year ended March 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and other important information concerning the Conversion Offer and the Company. Please read this material carefully for a full description of the terms and conditions of the Conversion Offer. We encourage you to call and discuss this matter with us (216-425-2330 or 800-645-6427) or the Conversion Agent (800-937-5449) and to review the material carefully.

                 1993 Case Parkway - Twinsburg, Ohio 44087-2343
              (800) 645-6427 -(216) 425-2330 - Fax: (216) 405-3298


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BY TENDERING SHARES PURSUANT TO THE OFFER AND NOT WITHDRAWING THE SAME, EACH
TENDERING HOLDER WILL BE DEEMED TO HAVE WAIVED SUCH HOLDER'S RIGHT TO (1) ANY UNPAID DIVIDENDS AND (2) RECEIVE ANY DIVIDEND WHICH MAY BECOME PAYABLE IN RESPECT OF THE TENDERED SHARES OF SERIES B PREFERRED STOCK SUBSEQUENT TO THE DATE THAT SUCH SHARES ARE TENDERED, EVEN IF SUCH DIVIDEND BECOMES PAYABLE PRIOR TO ACCEPTANCE OF SUCH SHARES BY THE COMPANY.

                              Sincerely,
                              NORTH COAST ENERGY, INC.

                                  Garry Regan
                             Chairman of the Board